UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2025

ZEO SCIENTIFIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3321 College Avenue, Suite 246 Davie, Florida	33314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “the Company,” “ZEO,” “we,” “us” and “our” refer to Zeo ScientifiX, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2025, the Company entered into a Binding Memorandum of Understanding (the “Binding MOU”) with BioXtek, LLC, a Florida limited liability company (“BioXtek”) setting forth the terms of a joint development, manufacturing, marketing and funding arrangement to be entered into by the Company and BioXtek in various phases (the “Joint Venture”).

BioXtek is a privately-held Florida-based company engaged in the development, manufacturing and marketing of biologic regenerative therapeutics, with a focus on human placental tissue-derived (“HAF”) products. BioXtek manufactures products both for itself and third parties. BioXtek’s primary revenues are derived from the sale of membrane patches that are used primarily in the wound care and surgical markets (“Membrane Products”).

BioXtek operates a cGMP, cGTP and AATB compliant 11,000 square foot manufacturing facility in Pompano Beach, Florida (the “BioXtek Facility”).

The Joint Venture contemplates, among other matters:

●	ZEO relocating its current operations located at Nova Southeastern University in Davie, Florida, to sublet space at the BioXtek Facility in Pompano Beach, Florida expected to be completed by May 31. 2025, which will include administrative, laboratory (research and development) and clean room (tissue processing) space, as well as shared common area space;

●	BioXtek providing ZEO with the services of BioXtek technical, quality control and shipping personnel, as well as additional use of clean rooms, as ZEO may reasonably request, at agreed upon rates;

●	If requested by ZEO and subject to BioXtek meeting ZEO’s quality control and regulatory compliance, BioXtek becoming the exclusive contract manufacturer for ZEO’s HAF and peripheral blood derived products;

●	ZEO and BioXtek establishing a jointly-owned (50/50) special purpose entity (the “SPE”), to pursue the development and commercialization of agreed upon products including the Membrane Products, and conduct and complete of all required clinical trials with the goal of the SPE obtaining United States Food and Drug Administration (the “FDA”) approval in the form of a “BLA” license or other designated license required by the FDA to permit the SPE to commercialize product(s) for mutually agreed upon indication(s) (the “SPE Business”);

●	ZEO and BioXtek contributing or licensing all necessary intellectual property to the SPE needed for it to conduct the SPE Business;

●	ZEO and BioXtek using their respective commercially reasonable efforts to secure funding for the SPE Business;

●	ZEO and BioXtek agreeing to certain confidentiality and non-competition covenants with respect to the SPE Business;

●	The SPE becoming the exclusive distributor (subject to certain agreed upon exceptions for current customers of BioXtek) of the Membrane Products;

●	Each of ZEO and BioXtek having certain rights with respect to the intellectual property, contributed or licensed to or developed by the SPE in the event the SPE is dissolved;

●	The parties seeking to achieve operating efficiencies as a result of overlap in their respective operations, including administrative, laboratory and research personnel and research and manufacturing assets used in connection with the SPE Business and their respective individual businesses;

●	ZEO having the right to distribute certain other products of BioXtek outside of the scope of the SPE Business; and

●	ZEO and BioXtek undertaking joint product development efforts outside of the scope of the SPE Business, as they may mutually agree upon.

ZEO and BioXtek have agreed to work in good faith towards the preparation, authorization, execution and delivery of a series of definitive agreements documenting the Joint Venture on the terms set forth in the Binding MOU and including other terms and conditions typical and customary for agreements of this type and nature. However, in the event the Parties fail to agree upon and execute such definitive agreements, then the Binding MOU shall govern the terms of the Joint Venture.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 7, 2025, Dr. Peter A. M. Everts, Ph.D. (“Dr. Everts”) was appointed the Company’s Chief Scientific and Technology Officer.

Dr. Everts, 63, has spent his professional career dedicated to regenerative and Ortho biological applications and technologies, both as a clinician and as a health care executive. Prior to joining ZEO, he served as Chief Scientific Officer at EmCyte Corporation and as Educational Program Director at Gulf Coast Biologics from July 2017 to December 2024. In this capacity, he participated in many research programs and was involved in the development of advanced autologous biological protocols for treatment of musculoskeletal and spine disorders, as well as aesthetic procedures. In those efforts, Dr. Evert collaborated with various U.S. and foreign universities, and focused on bioformulations designed to improve patient outcomes. In 2010 Dr. Everts co-founded the Da Vinci Clinic in the Netherlands and served as Chairman of its Board of Directors from 2010 to 2017. The clinic specialized in hyperbaric medicine combined with advanced biological therapies for patients with complex chronic, radiation, and traumatic wounds. Prior thereto, he served as Chief Scientific and Technology Officer for Avance Medical, Switzerland from 2011 to 2016, where he directed regenerative medicine and cell therapies for distribution to European and Middle East markets. Dr. Everts received his Ph.D. in medicine from the University of Utrecht, the Netherlands in 2007. Dr. Everts currently holds an adjunct professorship at the University of Queensland in Brisbane Australia and is an International Professor at the Max Planck University in Indaiatuba-SP Brazil.

The Company has entered into an employment agreement with Dr. Everts effective February 7, 2025. Dr. Everts’ employment agreement provides for a base salary of $220,000 for the first year and $235,000 per annum for each subsequent year it is in effect, subject to adjustment of up to $15,000, in the event certain compensation under a consulting agreement which Dr. Everts is party to with a non-affiliated third party is not paid. In connection with the employment agreement, Dr. Everts was granted an option under ZEO’s Equity Incentive Plan (the “Incentive Plan”) to purchase 25,000 shares of our common stock at a price of $3.05 per share (fair market value on the date of grant) (the “Everts Option”). The Everts Option vests 50% on the one-year anniversary of the effective date of the employment agreement and 50% on the second anniversary, contingent upon Dr. Everts’ continued employment with the Company and to the extent vested, expires five years from the date of grant.

Dr. Everts may also be paid a performance bonus to the extent earned, based on criteria established by the Company’s Board of Directors, and may be eligible to participate in the employee benefit plans maintained by the Company and generally applicable to other senior executives of the Company.

Dr. Everts’ employment with the Company is “At Will” meaning that his employment with the Company and his employment agreement may be terminated by the Company at any time, for any reason or for no reason at all and with or without “Cause” (as defined in the Agreement). Notwithstanding the foregoing, if at any time after the first ninety (90) days of the term, the Company terminates Dr. Everts’ employment without Cause or Dr. Everts terminates his employment with the Company for “Good Reason” (as defined in the Agreement), Dr. Everts will be entitled to receive an amount equal to one quarter (1/4) month’s salary for each successive three (3) months of employment completed as severance.

Dr. Everts’ employment agreement contains customary confidentiality, non-competition and non-solicitation covenants.

The above description of the employment agreement entered into between ZEO and Dr. Everts, is qualified in its entirety by the copy of the employment agreement filed as Exhibit 10.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Dr. Peter A.M. Everts, Ph.D.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2025	ZEO SCIENTIFIX, INC.

	By:	/s/ Ian T. Bothwell
Ian T. Bothwell Interim Chief Executive Officer and Chief Financial Officer

4